Exhibit 23.1 Consent of Independent Auditors


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of FRONTIER STAFFING, INC. on Form SB-2, of our reports dated May 12, 2004 (included in exhibits to such registration statement) on the financial statements of FRONTIER STAFFING, INC. as of December 31, 2003 and for the period from its inception (September 3, 2003) to December 31, 2003, and on the financial statements of TRADESTAR CONSTRUCTION SERVICES, INC. as of December 31, 2003 and for each of the two years then ended.



/s/ Gordon, Hughes & Banks, LLP
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GORDON, HUGHES & BANKS, LLP
Greenwood Village, Colorado
July 30, 2004